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                                                                 Exhibit 3.03(c)

                                                                     FILED
                                                                     10AM
                                                                  JUN 17 1983
                                                                  [ILLEGIBLE]
                                                              SECRETARY OF STATE

                              CERTIFICATE OF CHANGE

                                       OF

                     REGISTERED AGENT AND REGISTERED OFFICE

                                       OF

                            AVIS INTERNATIONAL, LTD.

      AVIS INTERNATIONAL, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      The present registered agent of the corporation is UNITED CORPORATE SERVICES, INC., and the present registered office of the corporation is in the County of Kent.

      The Board of Directors of AVIS INTERNATIONAL, LTD. adopted the following
resolution on the 1st day of June   , 1983.

            RESOLVED, that the registered office of AVIS INTERNATIONAL LTD. in the State of Delaware be and it hereby is changed to No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

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      IN WITNESS WHEREOF, AVIS INTERNATIONAL, LTD. has caused this statement to be signed by BARRY R. SHAPIRO, its Vice President, and attested by KENNETH
GOODKIND, its Asst. Secretary, this    /    day of June   , 1993.


                                       By: /s/ Barry R. Shapiro
                                           -------------------------------------
                                           Barry R. Shapiro
                                           Vice President

ATTEST:

By: /s/ Kenneth Goodkind
    -----------------------------------
    KENNETH GOODKIND
    Asst. Secretary